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                                                                     Exibit 10.4

                          CONTRACT FOR THE PROVISION OF
                               ACCOUNTING SERVICES

                                       BY

                               RC CONSULTANTS A.S

                                       TO

                          MARINE SHUTTLE OPERATIONS A.S


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                                    CONTRACT

Following contract is agreed between

Marine Shuttle Operations a.s, (MSO) with address Luramyrveien 23, hereinafter referred to as MSO

and

RC Consultants a.s, Luramyrveien 23, hereinafter referred to as Contractor,

for the provision of accounting services.

Now therefore, the parties agree as follows:

Clause 1

         The objective of this frame agreement is for Contractor to assist MSO during the start-up phase assisting in performing various accounting assistance.

Clause 2

         MSO shall pay to Contractor the rate as defined in Exhibit 1. If the services include bookkeeping assistance, there shall be paid an additional NOK 1,50 per transaction as "EDP-expences".

Clause 3

         The rate shall include all taxes, levies and royalties.

Clause 4

         The following services are not included in the rate:

         - Travel, i.e. flight, taxies

         - Travel expenses and living allowances as per Norwegian State Regulation (Statens Reiseregulativ)

         - Accommodation

Clause  5

         Accounting services will be invoiced on a monthly basis. MSO will pay invoices 30 days upon receipt.

Clause 6

         All and any disputes arising in connection with the contract shall be finally settled before the Courts of Stavanger. The Parties agree that Norwegian law shall apply. The language of arbitration shall be Norwegian.

Clause 7

         The validity of the above contract will depend on contract award to a construction yard.

AS WITNESS     the hands of the duly authorised representative of MSO and the
               Contractor the day and year first above written.

Signed: Steve Adshead                    Signed: Njaal Arne Vathne
                                                -------------------------------
For and on behalf of the MSO             For and on behalf of the Contractor RC
                                         Consultants a.s

Date: 26.02.98                                              Date: 26.02.98


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                                    EXHIBIT 1

Contractor shal provide personnel in the categories and classification of personnel listed below.

MSO will compensate Contractor according to following reimbursable rates:


         Personnel Category                    Hourly Rate


         Specialist/Leader                     NOK 690,-
         Senior Accountant                     NOK 600,-
         Accountant                            NOK 300,-


For the purpose of classification of personnel following criteria will apply:

Specialist/Leader          The person assigned shall be qualified in
                           the specific discipline with a university degree and/or recognised professional qualification with at least 10 years of management/supervisory experience and have over 10 years discipline experience. An individual in this category will hold a supervisory position during the assignement period.

Senior Accountant          The person assigned shall be qualified in
                           the specific discipline with a university degree and/or recognised professional qualification with at least 10 years discipline experience.

Accountant                 The person assigned shall be qualified in the
                           specific discipline required and have up tp 3 years discipline experience.